EXHIBIT NO. 32.1
The X-Change Corporation
File No. 002-41703
Form 10-Q/A
Quarter ended June 30, 2011

                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002 -
               CHIEF EXECUTIVE AND ACTING CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of The X-Change Corporation (Company) on Form 10-Q/A for the period ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Arthur Molina, Jr., Chief Executive and Acting Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: October 11, 2011                  By: /s/ Arthur Molina, Jr.
                                             -----------------------------------
                                                              Arthur Molina, Jr.
                                                     Chief Executive Officer and
                                                  Acting Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The X-Change Corporation and will be retained by The X-Change Corporation and furnished to the Securities and Exchange Commission or its staff upon request.